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PROXY                     FAIRFIELD COMMUNITIES, INC.                     PROXY

                     THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF FAIRFIELD COMMUNITIES, INC.
                  FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON [               ], 2001

The undersigned holder of shares of common stock of Fairfield Communities, Inc. hereby appoints James G. Berk and Robert W. Howeth and each of them, as proxies of the undersigned, with full power of substitution and resubstitution, to represent and vote as set forth herein all of the shares of common stock of Fairfield held of record by the undersigned on
[                ], 2001, at the special meeting of stockholders to be held
on [             ], 2001, starting at [     ], Eastern Standard Time, at
[                 ], [                  ], [                  ], and at any
and all postponements and adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE OTHER SIDE OF THIS PROXY AND OTHERWISE IN THE DISCRETION OF THOSE PERSONS NAMED IN THIS PROXY AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

        PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND
                  RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Has your address changed?               Do you have any comments?

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/X/  PLEASE MARK
     YOUR VOTES AS
     IN THIS EXAMPLE.

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RECORD DATE SHARES:

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL BELOW. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THOSE PERSONS NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE BOARD OF DIRECTORS OF FAIRFIELD COMMUNITIES, INC. RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

Adoption of the Agreement and Plan of Merger dated     FOR   AGAINST   ABSTAIN
as of November 1, 2000, among Fairfield Communities,   / /     / /       / /
Inc., Cendant Corporation and Grand Slam Acquisition
Corp., a subsidiary of Cendant

                     USE BLUE OR BLACK INK

This proxy should be dated, signed by the stockholder as his or her name appears on this proxy, and returned promptly in the enclosed envelope. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Mark box at right if an address change or comment    / /
has been noted on the reverse side of this card.

Please be sure to sign and date this Proxy.    Date
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      Shareholder sign here                       Co-owner sign here


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           DETACH CARD                               DETACH CARD

        PLEASE VOTE, SIGN, DATE, DETACH AND RETURN THE ABOVE PROXY
                   PROMPTLY USING THE ENCLOSED ENVELOPE.